Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Tel-Instrument Electronics Corp.

East Rutherford, New Jersey

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-18978) of Tel-Instrument Electronics Corp. of our report dated July 1, 2019 relating to the consolidated financial statements, which appear in this Annual Report on Form 10-K.

Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Woodbridge, New Jersey

June 29, 2020